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                                 Exhibit 21.1

                        (Subsidiaries of the Registrant)



Financial Exchange Company of Pennsylvania, Inc.

Financial Exchange Company of Ohio, Inc.

Monetary Management of California, Inc.

Monetary Management of New York, Inc.

Financial Exchange Company of Pittsburgh, Inc.

Financial Exchange Company of Virginia, Inc.

Monetary Management Corporation of Pennsylvania, Inc.

Check Mart of New Mexico, Inc. (f/k/a New Mexico Check Mart, Inc.)

Monetary Management Corp.

DFG Warehousing Co., Inc.

QTV Holdings, Inc.

L.M.S. Development Corporation

Pacific Ring Enterprises, Inc.

Check Mart of Wisconsin, Inc.

Check Mart of Pennsylvania, Inc.

Check Mart of Texas, Inc.

Check Mart of Louisiana, Inc.

Monetary Management of Maryland, Inc.

Check Mart of Washington, D.C., Inc.

Dollar Financial Insurance Corp.

Dollar Insurance Administration Corp.

Anykind Check Cashing Centers, Inc.

Albuquerque Investments, Inc.

National Money Mart Company

DFG International, Inc.